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                                                                    EXHIBIT 99.2


                             [PROXY CARD: FRONT SIDE]

                               AVANT! CORPORATION
                         SPECIAL MEETING OF STOCKHOLDERS

   THIS PROXY IS SOLICITED ON BEHALF OF THE AVANT! BOARD OF DIRECTORS FOR THE
                SPECIAL MEETING OF STOCKHOLDERS ON JUNE 4, 2002.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Stockholders to be held June 4, 2002 and the joint proxy statement/prospectus and appoints Paul Lo and Howard Ko, and each of them individually, the proxy of the undersigned, each with full power of substitution, to vote all Avant! common shares that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Avant! special meeting of stockholders to be held at Avant!'s offices, located at 46871 Bayside Parkway, Fremont, California, on Tuesday, June 4, 2002 at 9:00 a.m. local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present. The shares represented by the proxy shall be voted in the manner as set forth on the reverse side.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                             Your vote is important!


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                           [PROXY CARD: REVERSE SIDE]

                             YOUR VOTE IS IMPORTANT!

                               AVANT! CORPORATION

THE AVANT! BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL LISTED BELOW. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND IN THE PROXY'S DISCRETION AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [  ]

1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF DECEMBER 3, 2001, AMONG SYNOPSYS, INC., AVANT! CORPORATION AND A WHOLLY-OWNED SUBSIDIARY OF SYNOPSYS.

     For                      Against                       Abstain
     [ ]                        [ ]                            [ ]

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE ABOVE.  [  ]



CONTROL NUMBER

Signature(s):                                  Dated:                   , 2002
               -------------------------------        ------------------

                                               Dated:                   , 2002
               -------------------------------        ------------------

Please sign exactly as name appears hereon. When shares are held by joint tenants both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


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                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.